Exhibit 99.4

April 15, 2011

Investors May Contact:

Kevin Stitt, Bank of America, 1.980.386.5667

Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:

Jerry Dubrowski, Bank of America, 1.980.388.2840

jerome.f.dubrowski@bankofamerica.com

Bank of America Announces Agreement on Mortgage Repurchase Claims

With Monoline Insurer Assured Guaranty

Fully Addresses Assured Guaranty’s Outstanding and Potential Repurchase Claims

Representing Original Collateral Exposure of Approximately $35.8 Billion

CHARLOTTE – Bank of America Corporation today announced that the company, including legacy Countrywide Financial Corporation affiliates, has reached an agreement with Assured Guaranty Ltd. and its subsidiaries to resolve all of the monoline insurer’s outstanding and potential repurchase claims related to alleged representations and warranties breaches involving 29 first- and second-lien residential mortgage-backed securitization (RMBS) trusts where Assured provided financial guarantee insurance. The agreement also resolves historical loan servicing issues and other potential liabilities with respect to these trusts.

“This agreement is an important step towards resolving non-Government Sponsored Enterprise legacy issues on terms beneficial to our company,” said Terry Laughlin, Legacy Asset Servicing executive. “As we have said on numerous occasions, our goals remain the same: focus on serving customers and clients, continue to help distressed homeowners facing difficult times and address our legacy issues.”

The agreement covers 21 first-lien RMBS trusts and eight second- lien RMBS trusts, representing total original collateral exposure of approximately $35.8 billion, with total principal at risk (which is the sum of outstanding principal balance on severely delinquent loans and principal balance on previously defaulted loans) of approximately $10.9 billion, which includes principal at risk previously resolved.

The agreement includes a cash payment of approximately $1.1 billion to Assured Guaranty, as well as a loss-sharing reinsurance arrangement that has an expected value of approximately $470 million, and other terms. The total cost

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of the agreement is currently estimated to be approximately $1.6 billion, which the company has fully provided for in its accounts as of March 31, 2011.

Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 58 million consumer and small business relationships with approximately 5,800 retail banking offices and approximately 18,000 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world’s leading wealth management companies, and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events, including the impact of the Assured agreement and its cost, including the expected loss value of the reinsurance arrangement. These statements are not guarantees and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Part 1, Item 1A. “Risk Factors” of Bank of America’s 2010 Annual Report on Form 10-K and in any of Bank of America’s other subsequent Securities and Exchange Commission (SEC) filings: the potential assertion and impact of additional claims not addressed by the agreement and the accuracy and variability of estimates and assumptions in determining the expected loss value of the reinsurance arrangement and the total cost of the agreement to the company. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

www.bankofamerica.com

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